UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 20, 2025
ALEXANDER & BALDWIN, INC.
(Exact name of registrant as specified in its charter)

Hawaii			001-35492	45-4849780
(State or other jurisdiction of incorporation or organization)			(Commission File Number)	(I.R.S. Employer Identification No.)

P. O. Box 3440,	Honolulu,	Hawaii		96801
(Address of principal executive offices)				(Zip Code)
(808) 525-6611
(Registrant’s telephone number, including area code)
N/A
(Former name or former address,
if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	ALEX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 if this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 if this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01. Entry into a Material Definitive Agreement.
On June 17, 2025, Alexander & Baldwin, Inc. (the “Company”) and certain of its subsidiaries (collectively, “A&B”) entered into a Termination Agreement (the “Agreement”) with Mahi Pono Holdings, LLC and certain of its related entities (collectively, “Mahi Pono”). The Agreement generally terminates the remaining rights and obligations under the Purchase and Sale Agreement and Escrow Instructions between A&B and Mahi Pono, dated December 17, 2018, which was described in the Company’s Form 8-K dated December 20, 2018, including A&B’s obligation to Mahi Pono of approximately $69.7 million. Under the Agreement, A&B shall transfer its 50% ownership interest in East Maui Irrigation Company, LLC and forego the receipt of payment of $2.7 million. In addition, A&B shall pay $55.3 million to Mahi Pono in installments over a period of four years with $10.0 million paid upon execution of the Agreement, $12.65 million each on the first and second anniversaries of the execution date of the Agreement, and $10.0 million each on the third and fourth anniversaries of the execution date of the Agreement.
Item 1.02. Termination of a Material Definitive Agreement.
The information set forth under Item 1.01 is incorporated herein by reference.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                        Date:  June 20, 2025

                        ALEXANDER & BALDWIN, INC.

                        /s/ Clayton K.Y. Chun
                        Clayton K.Y. Chun
                        Executive Vice President,
                        Chief Financial Officer and Treasurer